Exhibit 10.2



                             Joint Venture Contract
                                    Article I
                                General Principle

Under the relevant laws and regulations of PR China and United States and adhering to the principle of equality and mutual benefits and through friendly consultations, China Northeast Pharmaceutical Company and US Lyncroft company jointly agree to establish a Joint Venture Enterprise in New York, United States of America and hereby sign this contract.

                                    Article 2
                          Parties of the Joint Venture

China Northeast Pharmaceutics Company (hereinafter referred to a s Chinese Company), is registered in Shenyang, China. Its statutory address is No 37, Zhong Gong Bei Jie, Tie Xi District, Shenyang, Liao Ning Province, P.R. China. Its statutory representative is Mr. Shi Hong Yuan, General Directot, a citizen of PRC.

US LYNCROFT Company (hereinafter referred to as US Company) is registered in New York, USA. Its statutory address is 135-18 Northern Blvd. 27 Flushing, NY 11354. Its statutory representative is Jennifer Lo, a citizen of the United States of America.

                                    Article 3
                   Establishment of the Joint Venture Company

     3.1 Both parties agree to establish a joint venture company in China conducting business in pharmaceutical manufacturing and sales

     3.2 The legal name of the Joint Venture shall be: (chinese characters) English name shall be "Northeast (USA) Corporation."

     3.3  The legal address of the Joint Venture Company  (tentative)  shall be:
          505 Northern Blvd. Room 168 Great Neck, New York 11022.

     3.4 The organizational form of the Joint Venture Company is a limited liability company. The President of the company shall be responsible for the operations of the company.

                                    Article 4
                   Business Scope of the Joint Venture Company

     4.1 To engage in China-US-Japan-Taiwan quadripartiteinternational import and export trade.

          A. With pharmaceutical as the main product, engage in multiple product trading continually expand market in US-China and other countries and regions.
          B. With the joint venture products as core products, organize product supplies according to market demand and sell in the local market for each party as well as the international market.
          C. The joint venture company can purchase raw materials, materials and equipment in its local country market or region.

     4.2 Reinvesting in various China and US companies. A. Purchase of invest in US's GMP factories, or invest in US to establish GMP factories to manufacturing high tech medicine preparation and to expand sales of Chinese pharmaceuticals in US.

        B. Invest in US to build trade centers with both office and residential functions, in addition to provide office and accommodations for the two parties, can also offer it to other Chinese companies for representative offices.
        C.  Establish  a  medicine   preparation  factory  in  China  Northeast
        Pharmaceutical Company, introduce new medicine preparation technology and expand in the China market.

     4.3 Try to obtain exclusive sales agent rights for pharmaceuticals manufactured in Taiwan or other foreign countries.

                                    Article 5
                       Equity Share and Registered Capital

5.1 The joint venture company is a limited share company. Currently the number of shares is tentatively set to be 200, after the four third of the share holders agree to it, the total number of shares may increase.

5.2 The registered capital for the joint venture company is one and half million US dollars. After more than half of the directors on the board of directors agree, the total amount increase.

5.3 Total investment at the start up of the joint venture will be determined by both parties at the signing of this agreement. Each party will contribute 50% of the total investment and deposit in the company account in US within 30 days of the signing of this agreement.

5.4 The joint venture company is formally established after the investment funds ave been confined.

                                    Article 6
                      Organization Structure of the Company

6.1 The joint venture company is a limited share company, the Board of Directors shall be the highest authority of the Joint Venture Company and shall decide all matters of importance to the Joint Venture Company. President of the company shall be responsible for carrying out the company policies.

6.2 The joint venture company plans to set up a subsidiary company in China in addition to the main company in the USA. It also plans to set up agent companies in Hong Kong and Japan.

                                    Article 7
                              Share Holders Meeting

7.1 The Share Holders Meeting shall be the highest authority of the Joint Venture Company and will hold annual meetings each year in the headquarters office of the company. The date of the meeting will be decided in the first Share Holders Meeting.

7.2 With the approval or request from more than half of the Board members of Share Holders, and the conformation of the Secretary General of the Board of Directors, the General Manager can call for special Share Holders meeting.

7.3 The Share Holders Meeting shall abide by the US laws and regulations and keep detailed minutes of the Share Holders Meeting and keep a file of all relevant documents. The Secretary General of the Board of Directors shall keep these files.

7.4 In the notification of the Share Holders Meetings, there should be clear indications of the objective, address and time of the meeting. It should be delivered to the Share Holders or their proxy 30 days prior to the meeting via postal or messenger service.

7.5 With proper signed document and approval of the Secretary General, any Share Holder can authorize proxy to be his/her representative or announce temporary waivers of his/her rights. The other Share Holders are considered in agreement to the above behavior unless they raised their disagreement prior to the meeting.

7.6 There should be attendance from more than half of the Share Holders for the Share Holders Meeting to be legally effective. If the attendance is lower, the Chairman has the right to cancel the meeting.

7.7 When voting for a decision in the Share Holders Meeting, each share is entitled to one vote, the share holder is entitled to the same number of votes as his registered number of shares. Unless otherwise stated, a decision is passed when there are more than half of the attending votes.

7.8 The addition of new share holders shall be approved by both parties and passed by the Share Holders meeting.

                                    Article 8
                               Board of Directors

8.1 The Board of Directors is the highest authority of the Joint Venture Company. The Board Members should be older than 18. Both share holders or non share holders can be Board Members.

8.2 Board Members are elected through the Share Holders Meeting after proposal from share holders. The term for Board member is two years. Board Members can continue his/her term if reelected. Board Members can resign voluntarily or be terminated after decisions by the Share Holders meeting. If due to the above reason, the board members are under the requirement, the Share Holders Meeting can elect new members.

8.3 The Board of Directors is tentatively composed of five Board Members. The Chinese Company shall appoint two while the US Company shall appoint three. If there is a need to increase the number of Board Members, it should be voted by the Share Holders Meetmg and receives more than three fourths of votes.

8.4 The Board of Directors will have a Chairman and a Vice Chairman. When the Chairman can not carry out his obligations for whatever reason, he can authorize the Vice Chairman or another director to act on his behalf after confirmation by the Board of Directors meeting. Chairman and the Vice Chairman shall be elected by the Board meeting. The Chairman shall be appointed by the US Company while the Vice Chairman shall be appointed by the Chinese Company.

8.5 The Board of Directors should have at least two meetings in the Company location or other pre determined location. If more that half of the Board Members agree to request and confirmed by the Secretary General, the Chairman should call for a special Board of Directors Meeting.

8.6 The notifications for the Board Meetings should be delivered 30 days prior via postal service or messenger service. The notification should clearly indicate the time, address, objective and the host.

8.7 The Board meetings need to have the attendance from more than half of the Board members to be legally effective. If the attendance is less than the legal number, the Chairman has the right to cancel the meeting.

8.8 When voting for issues of importance in the Board meetings, each Board member (except the Chairman) has only one vote. The Chairman has the right to veto when making decisions. The Chairman has no vote and the veto power can only be used when there are equal votes on both sides and the effort of coordination has been unsuccessful.

8.9 The Board Members are not salaried, but with the approval from the Share Holders Meeting and allowed by the Company finances, each Board member can be symbolically compensated for his/her travel expenses.


                                    Article 9
                            Management of the Company

9.1 The Joint Venture Company has a President Responsibility System. The President shall be the center of management of the company, responsible for managing personnel and organizations, daily operations and planning.

9.2 The President shall be recruited by the Board Meeting after agreement from both parties. If the President fails to perform or engaged in unlawful behavior, he/she can be terminated by the Board Meeting.

9.3 The President shall propose business plan, human resources plan and annual projections for the year in the first Board meeting in the fiscal year. After the approval from Board of Directors meeting, it can be carried out.

9.4 The Joint Venture Company has a Secretary and a Treasurer. Recruited after recommendations from the General Manager and decisions by the Board meeting. The Board of Directors can terminate their position at its discretion.

9.5 The responsibilities for the Secretary and the Treasurer shall be decided by the Board of Directors and will abide by the Company Laws of the United States.

                                   Article 10
                                    Finances

10.1 The fiscal year for the Joint Venture Company starts on April 1 in the first year and ends on March 1 in the second year.

10.2 All financial system and schedules of the Joint Venture company shall be abiding by the regulations of the United States, and all taxes and fees shall be paid in accordance with the regulations.

10.3 The treasurer should provide financial schedules audited by qualified accountant within three months of the fiscal year ending date. These schedules shall be reported in the Share Holders Meeting. The Treasurer should report the current financial situations in each Board of Directors Meeting.

10.4 The US Company and the Chinese Company has the right to hire their own accountant to audit their financial schedules. T'he Company can not have any disagreements. Each party is responsible for its own expenses.

                                   Article 11
                            Obligations of Each Party

US Company
11.1 Apply to relevant organization to seek approval of the registration and obtain business license. Prepare necessary office equipment needed for the start up of the office.

11.2 Assist Chinese Company employees in obtaining visa documents and help arrange accommodations and travel itinerary.

11.3 Recruit management and professional staff. Assist the Joint Venture company set up a sales network in the US and provide assistance in knowledge, technology and market expansion related to setting up a pharmaceutical factory in China.

11.4 Assist the Joint Venture Company in obtaining exclusive sales agent and manufacturing agent rights in China for foreign pharmaceutical products.

China Company
11.5 Provide information on the latest development and opportunities as they related to the business of the joint venture company.

11.6 Assist the joint venture company in the selection of qualified employee from the Chinese company, make travel and accommodations arrangements for the joint venture employee in China.

11.7 Obtain preferred sales agent authorization of Chinese pharmaceutical products and raw materials. Provide long term supply of pharmaceutical products and raw materials that meet international standard according to the contract.

11.8 Carry out other business activities in China assigned by the joint venture company.

                                   Article 12
                                    Agreement

12.1 The articles listed in the contract including the attachment documents are all integral parts of this contract.

12.2    Upon the approval of this  contract and its  attachments  from the upper
        management  of  both  parties,   this  contract  will  become  effective
        immediately after the signing of this contract

12.3 The two parties, except notifications sent out via fax or telex, should communicate in writing on issues regarding the rights and responsibilities of each party. If there are any changes to the statutory address listed in article 2, the party with address change should notify the other party few days ahead of time.

12.4 The duration of the Joint Venture Company shall be 15 years. The date of the signing of the contract shall be the establishment date of the company. Extension of the duration can be granted with mutual agreement and approval from the Share Holders Meeting.

12.5 Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party in writing and without delay, and provide the detailed information of the events and a valid document for evidence by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall through consultations, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

12.6 Should the Joint Venture Company be unable to continue its operations or incur continuous financial loses, with the agreement from both parties and the approval of the Share Holders Meeting, the Joint Venture Company contract can be terminated prior to the original term or one party withdraw from the Joint Venture Company and return its shares to the Company, the other party shall take over the operation of the Joint Venture Company and be responsible for the gains and losses of the company.

12.7 Upon the fulfillment of the contract term or early termination of the contract, it shall audit its assets and distribute these assets to share holders according to the proportion of shares.

12.8 When amendment is made to this contract and its appendices, it shall not be valid unless a written agreement is signed by both parties.

                                   Article 13
                       Liabilities for Breach of Contract

13.1    If either party fails to pay on schedule the contributions stipulated in
        Article 5 of this contract, the party breaching the contract shall pay the party observing the contract 1% of the total investment overdue each day counting from the 30th bank date overdue. Should the party breaching the contract fail to contribute the amount of capital it committed for 90 days, in addition to claim the accumulated fines paid by the party breaching the contract, the party observing the contract shall have the right to terminate the contract or seek news partners to replace the party breaching the contract. The amount of fines should not be less than the total committed investment from the breaching party.

13.2 Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused and compensate the other party for the losses. Should it be the fault of both parties, they shall bear their respective responsibilities according to the actual situation.

                                   Article 14
                                   Arbitration

14. The Parties shall exert their diligent best efforts to resolve all disagreements by amicable discussion. In the event they cannot agree, the matter shall be submitted to the Arbitration Commission of the country of Joint Venture Company is registered in. The arbitrational award is final and binding upon both parties.

14.2 During the process of arbitration, the contract should be executed with no interruption, except for those parts relating to discrepancies under arbitration.

                                   Article 15
                                 Laws Applicable

15.1 The formation of this Joint Venture Company Contract, its validity, interpretation, execution shall be governed by the laws of the United States of America.

15.2 The issues not addressed in this contract shall be executed in accordance with the Company Laws of the United States of America.

                                   Article 16
                                    Language

16.1 This contract and the appendices will be written in Chinese and English, both the Chinese and the English version has the same statutory effect.

16.2 Subtitles for each article are for clarity and do not effect the interpretation of the content of the contract.


Authorized representative of the     Authorized representative of the
Chinese Company                      US Company
China Northeast Pharmaceutical       Lyncroft Corporation
Company                              President
President                            Luo Yi Hui
Shi Hong Yuan

Signature                            Signature

Date                                 Date

                                                                Exhibit 10.3

                      Contract of Shenyang United Vitatech
                              Pharmaceutical, LTD.

                                    Chapter 1
                                     General

Based on the "Law of Sino-Foreign Joint Venture of the People's Republic of China" and other Chinese legal stipulations concerned and on the principle of equality and mutual benefit, through friendly negotiating, China Northeast Pharmaceutical Factory and American Northeast Corp. both agree to invest and establish the joint venture in Shenyang City, Liao Ning Province of the People's Republic of China and make this contract.

                                    Chapter 2
                         Each party of the Joint Venture

1. The parties of this contract are: China Northeast Pharmaceutical (called the first party in the following). Registered Shenyang City, China. Its legal address is:

                  37 Zhong gong Bei Street
                  Tiexi District
                  Shenyang City, Liao Ning Province
                  China

         Legal Representative:                  Hong Yuan Shi
         Title:                                 President
         Nationality:                           Chinese

         American Northeast Corp. (called the second party in the following). Registered in New York State, USA. Its legal address is:
                  505 Northern Blvd. Suite 168
                  Great Neck, New York 11021

         Legal Representative:                  Yi Hui Lo
         Title:                                 President
         Nationality:                           American

                                    Chapter 3
                         Establishing the Joint Venture

2. Both the first and second parties agree to establish the Joint Venture Shenyang United Vitatech Pharmaceutical LTD (called the Joint Venture in the following) in China based on "The Law of Sino-Foreign Joint Venture of the People's Republic of China" and other Chinese legal stipulations.

3. The Joint Venture named Shenyang United Vitatech Pharmaceutical, LTD. The legal address of the Joint Venture is:
                  Kun Ming Hu Street
                  Yu Hong District
                  Shenyang City, Liao Ning Province
                  PRC

4. All the activities of the Joint Venture must obey Chinese law, orders and stipulations.

5. The Joint Venture is a limited company. Each party's investment will be responsible for the Joint Venture's debts. Each party will share profits, risks and losses on the proportion of its invested amount in registered capital.

                                    Chapter 4
                          Objective, Business Scope and
                                Production Scale

6.      The Joint  Venture's  objective is to enhance  economic  cooperation and technology exchange based on the principle of mutual benefit. Using advanced and practical, scientific and technological management methods to improve product quality, develop new advanced scientific and technological products, make the quality, price and the like have more competitive abilities on the international market, improve economic efficiency, boost exports and make both parties gain satisfactory economic benefits.

7.      The Joint Venture's business scope is:
                1.    chemical intermedia
                2.    raw chemical materials
                3.    pharmaceutical products
                4.    nutritional supplements
                5.    cosmetic products

8. The Joint Venture's production scale is an annual production of 600 million pieces, 200 million of which are vitamin pills, prenatal vitamins 100 million pieces, children's vitamins 100 million pieces, adult multi-vitamins 100 million pieces, senior vitamins 100 million pieces, multivitamin stress capsules 50 million pieces, cosmetics (soft capsule type) 12 million pieces. With the development of the products, drop medicine, orally taken liquid mediciine, medicinal preparation, soft medicinal preparations, powder injections, raw chemical materials and nutritional supplements will be developed in the medicine productions.

                                    Chapter 5
                             Total Investment Amount
                             and Registered Capital

9.     Total investment of the Joint Venture is 10 million dollars.

10.     Both parties' total investment is 5.75 million  dollars  as  the  Joint
        Venture's registered   capital.  The  difference  between  the  total
        investment amount and registered capital will be a loan given from the bank to the Joint Venture. The first party: $2,500,300.00 will be 43.4834782% of the loan. The second party: $3,249,700.00 will be 56.516217% of the loan.

11.     Both Parties will invest with the following contents:

        The first party:   cash     $750,000.00
        Land:              84,000 square meters valued at $1,750,300.00

        The second party:  cash     $2,100,000.00
        Special medicine technology: $1,149,700.00.

12. The first party will finish payment before the end of 1994. The second party's payment schedule is $1,000,000.00 before the end of July 1994, $600,000.00 before the end of June of 1995; $500,000.00 before
        the end  of  December  1995.  The  second   party's  special  medicine
        technology will be presented in two periods: the technical information cost of $350,000, will be handed in and verified and approved by the first party before the end of September 1994, the remaining technical information worth $799,700.00 will be handed in and verified and approved by the first party before the end of 1995. The value of the special technology shall be confirmed with the standard verified and evaluated by Shenyang Legal Department. If the evaluated price does not reach the expected price (Dollar amount), the second party will increase the capital amount or increase the investment proportion.

13. If either party wants to transfer its total or partial investment amount to a third party, it must have consent from the other party and approved by the original approval organizations. When one party wants to transfer its investment amount totally or partially, the other party has the privilege to buy it.

                                    Chapter 6
                        Responsibilities of Both Parties

14. Both the first and second parties should be responsible for fulfilling the following responsibilities respectively:
       Transact some approvals from competent Departments concerned for establishing the Joint Venture, enter registration, transact its business certificate and so on.
       Provide its investments based on the stipulation of #11, organize the designs and construction of the Joint Venture's building and engineering equipment.
       Provide the Joint Venture with raw chemical production technology and craft.
       Assist in the transaction of customs procedures and transportation for the imported equipment which the Joint Venture needs in China.
       Assist the Joint Venture in buying or leasing raw chemicals, office equipment, transportation, communication systems etc. in China.
       Assist the 0Joint Venture in supplying the basic equipment, water, electricity, gas and transportation facilities, etc.
       Assist the Joint Venture to employ local Chinese business management personnel, technical personnel, workers and other necessary personnel. Assist foreign personnel to apply for visas, work permits and travel documents.
       Responsible for transacting the Joint Venture sales of some of the products and other consigned matters.
       The second party's responsibilities:
       Provide the investment based on the stipulation in #11. Responsible for production management of the Joint Venture. Transact some matters consigned by the Joint Venture concerning buying mechanical equipment, material, etc. in China.
       Train Joint Venture's technical personnel and workers.
       Responsible for the designs and construction of the Joint Venture's GMT standard building and equipment.
       Provide the Joint Venture with sophisticated medical technology. Responsible for other matters consigned by the Joint Venture.

                                    Chapter 7
                                Sales of Products

15.     The Joint Venture's products will be sold in China and abroad.

16. The Joint Venture's products may be sold or sold on commission by China materials Departments and Business Departments or may be sold directly by the Joint Venture.

17. The Joint Venture's products may be sold directly by the Joint Venture abroad or may be consigned to be sold by Foreign Trade companies.

                                    Chapter 8
                               Board of Directors

18. The Joint Venture has a Board of Directors. The date when the Joint Venture is registered is the establishing date of the Board of Directors.

19. The Board of Directors consists of seven Directors: the first party has three, the second party has four. The Chairman will be elected from the second party, the Vice-Chairman will be elected from the first party. The directors and Chairman will be elected for three years as one term and can be re-elected. Each party will elect its directors and the Chairman in writing.

20.    The  Board  of  Directors  has the  highest  authority  and  decides  all important  matters  in  the Joint  Venture.  The  amendment  of the Joint
       Venture's regulations, termination of the Joint Venture, increasing or transferring of the Joint Venture's registered capitals, combination of the Joint Venture and other economic organization and so on. Matters of importance must be decided by a general meeting of the Board of Directors. Other matters may be passed by over two-thirds of the votes
       or  circulated  with   fax  and  passed  with  over  two-thirds  of  the
       directors' signatures.

21.    The  Chairman  is the legal  representative  of the Joint  venture.   If
       the Chairman cannot assume his authority for some reason, the Vice-Chairman or other director can be assigned as a representative.

22. The Board of Directors must have a meeting at least once a year. The meeting will be called and presided over by the Chairman. With over one third of the directors' motions, the Chairman may call for an emergency meeting. All meeting records must be filed.

                                    Chapter 9
                        Business Management Organization

23. The Joint Venture will set up a business management organization which is responsible for the company's daily business management. The Board of Directors will employ one General Manager, three deputy managers. The General Manager and deputy managers will be recommended by both the first and second parties.

24. The General Manager will be responsible for the Board of Directors and execute every decision of the Board of Directors, organize and head the daily business management of the Joint Venture. Each section manager employed in the business management organization will be responsible for the General Manager.

25. If the General Manager exploits his or her office or carries out fraudulent practices, he or she will be dismissed at any tlme after the Board of Directors makes the decision.

                                   Chapter 10
                                Equipment Buying

26.     The Joint  Venture's  raw   chemicals,   fuel,  accessories,  vehicles,
        tools,  office   equipment,  etc.  are  considered to be bought in China
        first with the equal qualities and conditions.

27. When the Joint Venture consigns the second party to buy some equipment abroad, the first party may participate.


                                   Chapter 11
                                Labor Management

28. The Joint Venture worker's employment, dismissal, resignation, wages, welfare, labor insurance and bonuses will be planned by the Board of Directors, stipulate the Joint Venture and its workers' union with group or individual labor contracts based on "The Stipulation of Sino-Foreign Joint Venture Labor Management of the People's Republic of China". After the labor contract is signed, it will be filed in the local labor management department.

29. Employment, wages, securities, welfare and business traveling standard of senior management personnel recommended by both the first and second parties will be decided by the Board of Directors.

                                   Chapter 12
                           Taxation, Finance, Auditing

30. The Joint Venture will pay taxes based on Chinese law and stipulations concerned.

31. The Joint Venture's workers will pay their income taxes based on "The Laws of Individual income tax of the People's Republic of China".

32. The Joint Venture will draw reserve fund, company development fund, worker's welfare and reward fund based on the stipulations of "The Sino-Foreign Joint Venture of the People's Republic of China." Annual drawing proportion will be discussed and decided by the Board of Directors based on the company's business situation.

33. The Joint Venture's fiscal year is from January I to December 31 every year. All of the accounting vouchers, bill report forms and accounting books will be in Chinese (characters).

34. The Joint Venture's finance auditing will be checked and verified by the auditor registered in China. Its results will be reported to the Board of Directors and the General Manager. If the second party considers it necessary to invite another country's auditor to check and verify the annual finance, the first party will be in agreement. However, the entire cost will be paid by the second party.

35. The first two months of every business year, the General Manager will draw up an asset and debt table, benefit and loss calculation book and profit distribution plan for the previous year and submit them to the Board of Directors to be checked, verified and passed. The General Manager will submit a quarterly asset and debt table and benefit and loss calculation book within two months after every quarter.

                                   Chapter 13
                          The Joint Venture's Deadline

36. The Joint Venture's deadline is 30 years. The establishing date of the Joint Venture is the issue date of the Joint Venture's business certificate. If one party suggests and all passed in the meeting of Board of Director's, may apply for the extension of the Joint Venture's deadline to Shenyang Developing Zone Management Committee before six months of the Joint Venture's deadline.

                                   Chapter 14
               Property Transaction When the Joint Venture Expires

37. When the Joint Venture has expired or is terminated ahead of time, the Joint Venture wiill liquidate based on the laws concerned. After liquidating, the property will be distributed on the proportion of investment by both the first and second party.

                                   Chapter 15
                                    Insurance

38. All of the Joint Venture's insurance will be covered by the Insurance Company of the People's Republic of China, Shenyang Branch. Insurance coverage, insurance value and insurance duration will be discussed and decided by the Board of Director's based on the insurance company's stipulations.

                                   Chapter 16
                 Amendment, change and denouncement of contract

39. The amendment of the contract and its annexes will be valid after both parties sign the written agreement and are approved by the original approval organization.

40. If a natural disaster should occur or if the contract could not be resumed or if the Joint Venture lost year after year and was unable to continue, the contract may be terminated and renounced ahead of time after it is passed by the Board of Directors and approved by the original approval organization.

41. If one party did not fulfill the contract and responsibilities stipulated in regulations or violated the contract and regulations, making the Joint Venture unable to manage or reach the business goals stipulated in the contract, the other party is authorized to claim damage and terminate the contract after approval by the original approval organization based on the stipulations of the contract. If both the first and second parties agree to continue business, the compensation of the Joint Venture's economic loss will be made by the party who violated the contract.

                                   Chapter 17
                         Responsibilities of Violations

42. If either party did not finish payment of its investment amount within a specific period based on the stipulations of the contract chapter 5 calculate from the first month of being overdue for every overdue month. The party who violated the contract would pay 3% of expected payment in that period as a compensation of being overdue to the other party who keeps the contract. After three months of being overdue, the party who violated the contract would pay 9% of accumulated expected payment as a compensation of being overdue, the other party who kept the contract would be authorized to terminate the contract based on #46 stipulation of the contract and claim damage to the party who violated the contract.

43. If one party should make a mistake what would cause the contract or its annexes not to be carried out, the party who made the mistake would assume the responsibilities of violation. If both parties made mistakes, both parties would assume their own responsibilities of violation respectively based on the facts.

                                   Chapter 18
                                Natural Disasters

44. If natural disasters such as earthquakes, typhoons, floods, fire, war etc. directly influenced the contract's lack of fulfillment, the party who encountered it would inform the other party as soon as possible and provide accident details and valid evidence which would state the reasons why the contract could not be fulfilled or partially fulfilled or why the contract needed to be delayed to be fulfilled. This evidence must be issued by local officials where the accident occurred. Based on the accident influence degree of the contract's fulfillment, both parties would negotiated and decide whether to renounce the contract or partially relieve the responsibilities of the contract's fulfillment or delay the contract's fulfillment.

                                   Chapter 19
                                  Adaptive Law

45. The settlement of the contract's conclusion, violation, explanation, fulfillment and dispute shall be the subject to "The Law of the People's Republic of China."

                                   Chapter 20
                              Settlement of Dispute

46. All disputes in connection with this contract or the execution thereof shall be settled friendly through negotiations by both parties. Where no settlement can be reached, the disputes shall be submitted to Beijing Arbitration Committee of the China Council for the Promotion of International Trade for arbitration in accordance with the Provisional Rules of Procedures promulgated by the said Arbitration Committee. The decision of the Arbitration Committee shall be accepted as final and binding by both parties. Arbitration expenses shall be borne by the losing party.

                                   Chapter 21
                                Written Language

48. This contract will be written in Chinese characters. Two copies of this contract's English version will be finished within six months after this contract is signed. They will be signed by both parties and filed.

                                   Chapter 22
                        Violation of Contract and Others

49. This contract and its annexes must be approved by Shenyang Developing Zone Management Committee and will be valid by the date when they are approved.

50. The information related to each party's rights and responsibilities must be notified in writing except telegram and telex. Both the first and second party's legal addresses listed in this contract are mailing addresses of both parties.

51.     Based  on the  regulations  of this  contract,  the  following  attached
        agreements   are  made  including  the  Joint   Venture's   regulations,
        engineering agreement, sales agreement, etc.

52. This contract will be signed by authorized representatives of both the first and second parties on May 16, 1994 in Shenyang, China.

The first party: China Northeast      The Second Party: American Northeast Corp,
                 Pharmaceutical Factory

Representative:  Hong Yuan Shi         Representative:       Yi Hui Lo
May 26, 1994                           May 20, 1994

                                                                   Exhibit 10.4

           REGULATIONS OF SHENYANG UNITED VITATECH PHARMACEUTICAL LTD.

                                CHAPTER I GENERAL

No. 1
         Based on the Law of "Sino-Foreign Joint Venture" of the People's Republic of China, China Northeast Pharmaceutical Factory (called first party, in short in the following) and American Northeast Corp. (called second party, in short in the following) signed the contract of establishing Joint Venture Shenyang United Vitatech Pharmaceutical Ltd., in Shenyang, China (called joint venture in short in the following) and worked out the Joint Venture's regulations.

No. 2
        Joint Venture named:  SHENYANG UNITED VITATECH PHARMACEUTICAL, LTD.
        The legal address of the Joint-Venture Kun Ming Hu Street
                                               Yu Hong District
                                               Shenyang City, Liao Ning Province
                                               P.R.C.

No. 3
         The name and legal address of the first and second party:

         First Party:    CHINA NORTHEAST PHARMACEUTICAL FACTORY
                         Legal Representative:          Hong Yuan Shi
                         Occupation:                    President
                         Nationality:                   Chinese
                         Legal Address:                 37 Zhong Gong Bei Street
                                                        Tiexi District
                                                        Shenyang, China

         Second Party:     NORTHEAST (USA) CORP.
                           Legal Representative:        I-Hui Lo
                           Occupation:                  Chairperson
                           Nationality:                 American
                           Legal Address:               505 Northern Blvd.
                                                        Suite 168
                                                        Great Neck, NY 11021

NO. 4 -
         The Joint-Venture is a Limited Company.

NO. 5 -
         The Joint-Venture is legally in China, and controlled and protected by Chinese Law. All of the activities in the Joint-Venture must obey Chinese laws, orders, and stipulations.


             CHAPTER 2. OBJECTIVE, BUSINESS SCOPE, PRODUCTION SCALE


NO. 6 -
         The Objective of the Joint-Venture: Using advanced and practical scientific and technological management methods to produce and manage medicinal intermediates, raw chemicals, and medicinal preparation products; develop new technology and products to reach the international level and obtain economic benefits that satisfies both the first and second parties.

NO. 7 -
         The Business Scope of the  Joint-Venture:  To produce and sell medicine
         intermediates,   raw  chemicals,   medical  preparations,   nutritional
         supplements, cosmetics, etc.

NO. 8 -
         The Production Scale of the Joint-Venture: The production scale for the Joint-Venture is 0.6 Billion pieces; 0.2 Billion Vitamin C pills; 0.l Billion Prenatal Vitamins; 0.1 Billion Children Vitamins; 0.I Adult Multivitamins; 0.I Billion Liquor-Resoluted Liver-Aided Vitamin Capsules, medicine intermediate Vitamin C90, C95, 200 tons, Cosmetics (Soft Capsule Type) 12 Million Pcs.

         With the development of the products, drop medicines, oral liquid medicine, medicinal preparations, soft medicinal preparations, powder injections, original material medicines, and nutritional heath protection products will be developed in the medicine productions.

NO. 9 -
         The  Joint-Venture   will  sell  its  products  to  both  domestic  and
international markets.


           CHAPTER 3 - TOTAL INVESTMENT AMOUNT AND REGISTERED CAPITAL

NO. 10 -
         Total investment amount of the Joint-Venture is US$10 Million Dollars Registered Capital is US$5.75 Million Dollars

NO. 11 -
         Investment status of both the first and second party:

         First Party:        Will pay cash US$750,000.00
                             Will pay for the property  US$I,750,300.00 for
                                84,000 square meters
                             Total will be 43.48347% of the Registered Capital

         Second Party:       Will pay cash US$2,100,000.00
                             Will pay US$1,149,700.00 for Medicine Technology
                             Total will be 56.5165217% of the Registered Capital

NO. 12 -
         The First Party will finish payment by the end of the year 1994. The Second Party payment schedule is:
                    o   US$1,000,000.00 will be paid by the end of the year 1994
                    o   US$600,000.00 before the end of June 1995
                    o   US$500,000.00 before then end of December 1995

         The Special Technology of the Second Party will be presented in two periods. The Technical information cost of US$350,000.00 will be submitted, then verified, and approved by the first party before the end of the year 1995. The price of the Special Technology should be confirmed with the standard verification and evaluated by the Shenyang Legal Department concerned. If the evaluated price cannot reach the expected price (dollars), the Second Party will increase the capital amount or increase the investment proportion.

NO. 13 -
         After both the First and Second Parties pay the investment, the Joint-Venture will invite the a chartered accountant registered in China to check and verify the investments and present the Investment Report.

         The Joint-Venture will issue the Certificate of Investment to both parties based on the Investment Report.

         The main content of the Certificate of Investment is:
         o        The Name of the Joint-Venture
         o        The establishing Date
         o        The Name of the First or Second Party and investment amount
         o        Date of Investment
         o        Date of Issue, etc...

NO. 14 -
         The Joint-Venture cannot decrease its Registered Capital Amount

NO. 15 -
         Any  Registered   Capital  investment  of  the  Joint-Venture  must  be
         consented to by both the First and Second Party and approved by the original approval organizations.

NO. 16 -
         If either party desires to make over their investment amount, whether totally or partially, it must be consented to by the other party. When one party wants to make over its investment amount, the other party has the privilege to buy it.

NO. 17 -
         After any Registered Capital increase and/or makeover of the Joint-Venture are approved and passed by the Board of Directors, it must be approved by Shenyang Development Zone Administration and registered in the Industry and Commerce Administration.


                         CHAPTER 4 - BOARD OF DIRECTORS


NO. 18 -
         The Joint-Venture has a Board of Directors. The Board of Directors is the most powerful organization in the Joint-Venture.

NO. 19 - The Board of Directors will decide all important matters, its authority is on the following:
         o Deciding and approving important reports submitted by the General Manager, such as Production Plans, Annual Business Reports, funds, sales, etc.
         o    Approve annual financial affairs,  income and expense budgets,
              annual profit   distribution   plans,   etc.
         o    Discuss and  pass important stipulations  for the Company
         o    Deciding to  establish  branches of the Company
         o    Amend  Company  Regulations
         o Discuss and decide Joint-Venture stopping productions, terminations, or combining with other economic organizations.
         o    Deciding the employment of a General Manager and Senior Staffs
         o    Making Labor Contracts
         o Taking charge of the termination of the Joint-Venture when it has expired.
         o    And various other important affairs

NO. 20 -
         A Board of Directors consists of seven Directors, the First party having three and the Second Party having four. The Directors will be elected for a term of three years and can be re-elected.

NO. 21 -
         A Board of Directors has one Chairperson elected from the Second Party and one Vice- Chairperson elected from the First Party.

NO. 22 -
         When either party wants to elect or change Directors, it should inform the Board of Directors in writing.

NO. 23 -
         A Board of Directors must have a meeting at least once per year. If important incidents occur and over one-third of the Directors agree to a meeting, and Emergency Meeting may be held,

NO. 24 -
         The Meeting of the Board of Directors is held at the location of the Joint-Venture. However, if it is necessary, the meetlng may be held at another location if both parties agree.

NO. 25 -
         The Meeting of the Board of Directors will be called and presided by the Chairperson. If the Chairperson is absent or otherwise unavailable, the Vice-Chairperson may call and preside over the meeting.

NO. 26. -
         The Chairperson must inform each Director in writing of the Meeting contents, date, time and location thirty days before the Meeting is held.

NO. 27 -
         If any Director cannot attend the Meeting of the Board of Directors, he or she may appoint his or her deputy, in writing, to attend the meeting in their place. If he or she does not attend the meeting and does not appoint any substitute, he or she will forfeit the right to vote.

NO. 28 -
         The legal number of Directors who attend the Meeting of the Board of Directors must be two-thirds of the total number of Directors. Any decision will be null and void if the legal number of Directors is not met.

NO. 29 -
         Every meeting of the Board of Directors must have a detailed written record. The record must be signed by all directors who attend the meeting. If any director cannot attend the meeting, the deputy he/she appoints will sign the record. The record will be written in Chinese (characters) and will be filed in the Joint-Venture.

NO. 30 -
         The following items must be passed by the Board of Directors:
         1.    Amendment of the Joint-Venture Regulations.
         2.    Termination and break-up of the Joint-Venture.
         3.    Enlargement and Makeover of the Joint Venture's registered
               Capitals.
         4. Combination of the Joint Venture and other economic organizations.

NO. 31-
         When the directors from both parties attend the Meeting of the Board of Directors, all important matters listed in No. 19 of the regulations will come into force only when they are passed by over two-thirds of the Board of Directors.


                   CHAPTER 5 BUSINESS MANAGEMENT ORGANIZATION


NO. 32 -
         The Joint Venture will set up a Business Management Organization. Under the supervision of this Organization will be Production Technology, Financial & Human Resources, Sales and Marketing, plus other sections.

NO. 33 -
         The Board of Directors will employ one (1) General Manager and (3) Deputy Managers in the Joint Venture. The General Manager and Deputy Managers will be recommended by both the first and second parties.

NO. 34 -
         The General Manager will report to the Board of Directors directly and execute every decision of the Board; lead and organize production, technology and business management in the Joint Venture. The Deputy Managers will be responsible to the General Manager.

NO. 35 -
         The General Manager's term of employment will be two years. If, after one term, the Board of Directors agree, the General Manager may be re-employed for another term.

NO 36 -
         The Chairperson, Vice-Chairperson or any of the other Directors may be employed as the General Manager or other Senior Staff members in the Joint Venture with the approval of the Board of Directors.

NO. 37 -
         The General Manager cannot be employed as a General Manager or Deputy Manager in any other economic organizations, and cannot participate in any business competitions for any other economic organizations other than the Joint Venture. There will be no exceptions to this rule without the approval of the Board of Directors.

NO. 38 -
         If the General Manager or other members of the Senior Staff desire to resign, he/she must submit a written report to the Board of Directors in advance. If any of the aforementioned persons exploit his/her office or carry out fraudulent practices, he/she will be dismissed at any time after the Board of Directors have agreed to do so. If he/she breaks any criminal laws, he/she will be remanded.


                   CHAPTER 6 FINANCIAL AFFAIRS AND ACCOUNTING


NO. 39 -
         The Joint Venture's financial affairs and accounting will be executed based on "The Stipulations of Sino-Foreign Joint Venture's Financial Affairs and Accounting Systems" stipulated by the Financial Department of the People's Republic of China.

NO. 40 -
         The Joint Venture's fiscal year is based on the International Calendar. One Fiscal Year starts from January 1 and ends December 31.

NO. 41 -
         The Joint Venture's vouchers, account books, and report forms will be written in Chinese characters.

NO. 42 -
         The Joint Venture will use RMB as the currency for the account books. The RMB exchanges with other currencies based on the exchange rates promulgated by the State Foreign Exchange Administration of the People's Republic of China on that date.

NO. 43 -
         The Joint Venture may open RMB and foreign exchange accounts in other banks other than that but only if agreed to by the Shenyang Branch of the Bank of China or the Bank of China.

NO. 44 -
         The Joint Venture will use common internationally used systems to keep accounts.

NO. 45 -
         The Joint Venture's financial affairs and accounting books must record contents as follows:
         1.    Amount of all cash income and payment in the Joint Venture.
         2.    Status of all material purchases and sales in the Joint Venture.
         3.    Status of registered capitals and debts in the Joint Venture.
         4. Status of registered capitals' payment time, increment and makeover in the Joint Venture.

NO. 46 -
         In the first two months of the first fiscal year, the Finance Section of the Joint Venture must make a table of assets and debt, and a loss and benefit calculation book. After the books are checked and signed by an auditor, they will be submitted to the Board of Directors. In addition, a loss and benefit calculation book for each season will be published every three months.

No. 47 -
         Either party of the Joint Venture has the authority to hire their own auditors to check the Joint Venture's account books.

No. 48 -

         The Board of Directors decides the rate of depreciation of the Joint Venture's regular assets based on the stipulations of the "Sino-Foreign Joint Venture's Income Tax Law of the People's Republic of China".

NO. 49 -
         All of the foreign exchange affairs will be transacted based on "Temporary Regulations of Foreign Exchange Management of the People's Republic of China" and the Joint Venture's Contract.

                         CHAPTER 7: PROFITS DISTRIBUTION


NO. 50 -
        Based on legal stipulations, the Joint Venture will draw up a reserve fund, a business development fund, and a worker's reward and welfare fund from its profits minus income tax. The proportion of these funds will be decided by the Board of Directors.

NO. 51 -
        The profits minus both the income tax and these funds will be distributed according to the proportion of registered capitals invested by the First Party and Second Party.

NO. 52 -
        The net profits will be distributed once per year. The profits distribution plan and profit amount of each party will be promulgated in two months after each fiscal year.

NO. 53 -
        Before the previous fiscal year's loss is compensated, the Joint Venture cannot distribute profits. The profits which are not distributed in the previous fiscal year may be distributed in the next fiscal year. The Board of Directors will discuss and decide the profit distribution and adjustment.


                             CHAPTER 8: THE WORKERS


NO. 54 -
         The Joint Venture workers' employment, dismissal, resignation, wage, welfare, labor insurance, labor protection, and working disciplines will be executed based on "The Sino-Foreign Joint Venture Labor Management Stipulations of the People's Republic of China.

NO. 55 -
         The employees in the Joint Venture may be recommended by Shenyang Development Zone Labor Department, or may be recruited publicly. But all of the candidates must first pass the Joint Venture's examinations.

NO. 56 -
         The Joint Venture is authorized to punish those workers who violate the Joint Venture's rules, regulations and working disciplines with a warning, recording a demerit, or reducing wages. The Joint Venture may dismiss those workers with very bad cases, and report and file these workers to the local labor department

NO. 57 -
         The workers' wages will be decided by the Board of Directors based on the reference of some Chinese stipulations concerning workers, wages and the Joint Venture's detail situations. These decisions will be detailed in the Labor Contract. With the development of productions and an improvement of the worker's abilities, the Joint Venture will raise the worker's wages accordingly.

NO. 58 -
         The Joint Venture will specify the worker's welfare, bonuses, labor protection and labor insurance in each rule and regulation, and guarantee workers to engage in production under the regular conditions.


                            CHAPTER 9: WORKER'S UNION

NO. 59 -
         The Joint Venture's workers are authorized to establish a Worker's Union Organization, and have Union activities based on the stipulation of "The Law of Worker's Unions of the People's Republic of China".

NO. 60 -
         The Joint Venture Worker's Union will be the representative of the workers benefits. Its main purposes are to: uphold Worker's Benefits, negotiate with the Joint Venture on items with which they are concerned, to unite and educate the workers to improve production, and enforce disciplines and the Labor Contract.

NO. 61 -
         The Joint Venture Worker Union may guide, help, or represent the workers in signing individual Worker's Contracts with the Joint Venture, and supervise the enforcement of the contract.

NO. 62 -
         The head representative of the Joint Venture Worker's Union is authorized to attend some of the meeting of the Board of Directors in which some problems may be discussed concerning worker's wages, rewards and disciplining, labor insurance, working disciplines, etc., and reflect worker suggestions and demands.

NO. 63 -
         The Joint Venture Worker's Union will participate in reconciling controversy between the workers and the Joint Venture.

NO. 64 -
         The Joint Venture will deduct 2% of the Joint Venture's workers' wages to be designated for the Worker's Union Fund. The Joint Venture Worker's Union will use the Fund based on "Union Fund Management" stipulated by the State General Worker's Union of the People's Republic of China.


                CHAPTER 10: DEADLINE, TERMINATION, & LIQUIDATION


NO. 65 -
         The Joint Venture's deadline thirty (30) years from the date of issue of the Business Certificate.

NO. 66 -
         If both the First Party and the Second Party consent to extend the Joint Venture deadline, the Board of Directors must submit a completed, written application of extension to the Committee of Shenyang Development Zone Administration six months before the deadline. After approval, a change register procedure must be transacted in the Department of Industry and Commerce.

NO. 67 -
         If both the First Party and the Second Party decide that termination is the most beneficial to both parties, the Joint Venture may be terminated ahead of time. The Joint Venture's termination ahead of schedule needs to be decided by the Board of Directors and approved by the Shenyang Foreign Trade Committee.

NO. 68 -
         If any one of the following cases happens, either the first or the second party is authorized to terminate the Joint Venture legally:
                1. Due to an unprotected accident, the contract cannot be resumed by either party.
                2. The Joint Venture assumes losses from year to year and has no abilities to manage its business.
                3. If either party does not discharge its responsibility of the contract and regulations, thus making the Joint Venture unmanageable and hence unable to reach its business goal. This will be regarded as a one-sided termination.
                4.   The Joint Venture is expired.

NO. 69 -
         When the Joint Venture is expired or terminated ahead of time, the Board of Directors must set forth liquidation procedures in both principle and personal liquidation committees, to constitute a Liquidation Committee, and thus liquidate the Joint Venture's property.

NO. 70 -
         The Liquidation Committee's tasks are to liquidate the Joint Venture's properties creditor's rights and debts; draw up the forms for assets, debts, and trusts of the property; make liquidation plans which will be submitted to the Board of Directors for execution after they are passed.

NO. 71 -
         During the liquidation period, the Liquidation Committee will represent the Joint Venture to sue or defend legally.

NO. 72 -
         The cost of the liquidation and the Liquidation Committee member's salaries will be paid from the Joint Venture's existing property.

No. 73 -
         The Liquidation Committee will re-evaluate the Joint Venture's assets with references to the prices at that time.

NO. 74 -
         After payment of the Joint Venture's debts are completed, the Liquidation Committee will distribute the remaining property to the First and Second Parties based on the proportion of the registered capital investment.

NO. 75 -
           After the liquidation is completed, the Joint Venture must submit a report to Shenyang Development Zone Management Committee, and xxxxxxxxxxxx the cancellation of the registration to some sections of Industry and Commerce Administration, return the Business Certificate, and issue a notice to the public.

NO. 76 -
           After the Joint Venture is terminated, each party will keep one copy of each of the various accounting books.


                        CHAPTER 11: RULES AND REGULATIONS


NO. 77 -
         The Joint Venture's Rules and Regulations as stipulated by the Board of Directors consists of:
                  1. Business Management, including each sections' authorities and weekly regulations.
                  2.  Worker's Rules.
                  3.  Wages.
                  4. Worker's Attendance Record, Promotion Record, and Reward and Disciplinary Record.
                  5.  Worker's Welfare.
                  6.  Financial Affairs.
                  7. Liquidation Procedure for when the Joint Venture will terminate.
                  8.  Others.


                              CHAPTER 12: ADDENDUM


NO. 78 -
         Amendment of these  regulations must be and discussed and passed by the
         Board  of   Directors,   and   approved   by  the   original   approval
         organizations.

NO. 79 -
         The language of these regulations are written in Chinese characters.

NO. 80 -
         These regulations will be valid after approval by the Shenyang Development Zone Management Committee.

THE FIRST PARTY:                                           THE SECOND PARTY:
CHINA NORTHEAST GENERAL                                    NORTHEAST (USA) CORP.
PHARMACEUTICAL FACTORY

Representative:                                            Representative:

Hong Yun Shi                                               Yi Hui Luo

May 19, 1994                                               May 20, 1994

                                     ANNEX 1

1.   In Shenyang United Vitatech Pharmaceutical Ltd.'s contract and regulations:
     RMB cash 2,570,000 yuan invested by Tian Fa Company is included in cash US$2,100,000.00 invested by the second party. It will be issued with individual stock as a value of US$450,000.00 or invested with capital stock as a value of US$300,000.00

2. The President of China Northeast General Pharmaceutical Factory, Comrade Hong Yun Shi will be engaged as Chairman in honor of Shenyang United Vitatech Pharmaceutical Ltd.


THE FIRST PARTY:                                  THE SECOND PARTY:
        CHINA NORTHEAST GENERAL                           NORTHEAST (USA) CORP.
        PHARMACEUTICAL FACTORY

Representative:                                   Representative:

Hong Yun Shi                                      Yo Hui Luo

May 19, 1994                                      May 20, 1994

                                    ANNEX II




         In Shenyang United Vitatech Pharmaceutical Ltd.'s contract and regulations, the price of special technology is considered as $350,000 in the Second Party investment. After it is evaluated by the legal department, if the amount is not enough, it will be compensated with cash, if exceeded, the excess amount will be considered as a Second Party increased proportion in investment.




THE FIRST PARTY:                                     THE SECOND PARTY:
         CHINA NORTHEAST GENERAL                           NORTHEAST (USA) CORP.
         PHARMACEUTICAL FACTORY

Representative                                       Representative

Hong Yun Shi                                         Yi Hui Luo

May 19 ,1994                                         May 20, 1994

                                                       Exhibit 10.5




                                    AGREEMENT

         AGREEMENT made and entered into this 26 day of December, 1993, between MANNION CONSULTANTS LTD., a coporation with its principall office located at No. 2 4th floor, Alley 23, Lane 290, Chung Shan North Road, Section 6, Taipei, Taiwan, R.O.C. (hereinafter referred to as PARTY OF THE FIRST PART/TRANSFEROR), and NORTHEAST (USA) CORP., a duly organized and existing incorporation under the law of the State of New York, with its principal place of business at 505 Northern Blvd. Suite 168, Great Neck, New York 11023 (hereinafter referred to as PARTY OF THE SECOND PART/TRANSFEREE)

                                   WITNESSETH

         WHEREAS, PARTY OF THE FIRST PART has been conducting pharmaceutical research and development under the name and style of Mannion Consultant Ltd. in British Virgin Island, and is the owner of the technology hereinafter described; and
         WHEREAS, PARTY OF THE SECOND PART is a duly organized corporation with an aggregated number of shares amounting to 200 shares of one class only of no par value; and
         WHEREAS, PARTY OF THE FIRST PART is desirous in transferring, and conveying some of its own technology, hereinafter described to PARTY OF SECOND
PART in exchange for 80 shares stock of PARTY OF THE SECOND PART; and WHEREAS, the directors of PARTY OF THE SECOND PART have found that the technology hereinafter described is of the fair value of $1,600,000.00, and said exchange for 80 shares of stock of the corporation is entirely reasonable and is necessary to enable the corporation to carry out its objects, as set forth in its certificate of incorporation:
         NOW THEREFORE, it is hereby agreed by the parties hereto that:
         (1) FOR VALUABLE CONSIDERATION, PARTY OF THE FIRST PART do hereby transfer, and assign to PARTY OF THE SECOND PART. the following fully described technology:

         Intensive Serum Formulation for day and night use (Softgel Encapsulation) Vitamin C SWEETLET Chewable Tablet Formulation and Procedure Multivitamin Chewable (Sugarless) Tablet Formulation and Procedure Prenatal Vitamin Tablet Formulation and Procedure Multivitamin with Minerals Tablets Formulation and Procedure C-90, C-95 Formulation and Procedure B-Carotene Drink Formulation and Procedure
         (2) PARTY OF THE FIRST PART represent and warrant that they are the lawful owners of the hereinabove described technology to be, and that at the time of execution of this Agreement, such technology is owned by them free and clear of all liens, encumbrances, charge, assessments, an with the unrestricted right to transfer any and all of the technology of PARTY OF THE SECOND PART as provided for in this Agreement.
         (3) PARTY OF THE SECOND PART hereby further represents and warrants that it has a total 200 shares authorized capital stock of no par value, of which 20 shares are issued and outstanding; and that the Corporation has no other class of stock apart from the shares referred to herein; and that there have never been and are not now any outstanding warrants or options issued with respect to the no par value shares of the Corporation.
         (4) It is further agreed that the execution delivery and performance of this Agreement by both parties will not constitute a default under any covenant or agreement to which either is a party or a violation of any law, rule or regulation to which either party is subject and that such execution, delivery and performance shall be a full discharge of each of the parties hereto to the extent thereof.
         (5) Upon execution of this Agreement, each party shall become solely liable for all future costs and obligations relating to their respective transfers and assignments.
         (6) This Agreement supersedes all agreements, oral or written, made between the parties hereto relating to this subject matter.
         (7) This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators and assigns and upon succeeding shareholders as well.

         IN WITNESS WHEREOF, we have hereunto set our hands and affixed our signatures, the day and year first above written.

IN THE PRESENCE OF:                         FOR PARTY OF THE FIRST PART
                                  (TRANSFEROR)


------------------------                    ------------------------------
Witness                                              Ting-Hui Lin
                                                     President
                                                     Mannion Consultant, Ltd.



                          FOR PARTY OF THE SECOND PART


------------------------                    ---------------------------------
                                                     Jennifer Lo
                                                     Chairperson
                                                     Northeast (USA) Corp.